      As filed with the Securities and Exchange Commission on: February 15, 1996
                                                 Registration No. 33-___________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                           ADVANCED MICRO DEVICES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                 94-1692300
---------------------------------         ------------------------------------
   (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)


  ONE AMD PLACE, SUNNYVALE, CALIFORNIA                94088-3453
----------------------------------------            --------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                  1995 STOCK PLAN OF NEXGEN, INC., AS AMENDED
                  -------------------------------------------
         ADVANCED MICRO DEVICES, INC. 1991 EMPLOYEE STOCK PURCHASE PLAN
         --------------------------------------------------------------
                           (FULL TITLE OF THE PLANS)


                                 THOMAS M.MCCOY
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                  ADVANCED MICRO DEVICES, INC., ONE AMD PLACE,
                         SUNNYVALE, CALIFORNIA  94088-3453
                   ---------------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (408) 732-2400
         -------------------------------------------------------------

         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

==================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================

                                                         Proposed Maximum          Proposed Maximum
Title of Securities               Amount to                  Offering                  Aggregate                 Amount of
to be Registered                be Registered            Price per Share           Offering Price            Registration Fee
Common Stock, $.01 par
value                            1,076,141(1)               $20.31(2)                 $21,859,114                  $7,538

Common Stock, $.01 par
value                            1,100,000                  $20.31(2)                 $22,343,750                  $7,705
====================================================================================================================================

(1) Represents the aggregate number of shares of the Registrant's common stock issuable under the referenced plan which the Registrant has assumed in connection with the merger of NexGen, Inc. with and into the Registrant.

(2) Estimated solely for the purpose of determining the registration fee, computed in accordance with Rule 457(h) and Rule 457(c) on the basis of the average of the reported high and low prices for the Common Stock on the New York Stock Exchange on February 8, 1996.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          * Information required by Part I to be contained in the Section 10(a) prospectus with respect to each plan for which this Registration Statement is filed is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the note to Part I of Form S-8.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          a. Annual Report on Form 10-K for the fiscal year ended December 25, 1994, and Amendment No. 1 thereto on Form 10-K/A dated August 7, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          b. Quarterly Reports on Form 10-Q for the quarters ended April 2, 1995, July 2, 1995 and October 1, 1995, and Current Reports on Form 8-K dated December 30, 1994, February 10, 1995, March 13, 1995, April 17, 1995,
     September 25, 1995, November 6, 1995, December 18, 1995, January 5, 1996, January 10, 1996, January 12, 1996 and January 17, 1996.

          c. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed September 14, 1979, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law provides for the indemnification of officers and directors under certain conditions. The Bylaws of the Registrant permit indemnification to the maximum extent permitted by Delaware law. In addition, the Registrant is bound by agreements with certain of its directors and officers which obligate it to indemnify such persons in various circumstances. The Registrant has in effect a director and officer liability insurance policy indemnifying the Registrant and the officers and directors of the Registrant and officers and directors of the Registrant's subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act of 1933. The Registrant pays the entire premium of this policy. The Registrant's Certificate of Incorporation contains a provision which eliminates the personal liability of directors of the Registrant for monetary damages for certain breaches of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     See Index to Exhibits.

ITEM 9.   UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California, on this 13th day of February, 1996.


                              ADVANCED MICRO DEVICES, INC.



                         By /s/ MARVIN D. BURKETT
                            -----------------------------------
                                    Marvin D. Burkett
                                 Senior Vice President
                             Chief Financial and Administrative
                                 Officer and Treasurer


                               Power of Attorney
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W.J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                             Title                 Date
   ---------                             -----                 ----

/s/ W.J. SANDERS III
--------------------------------       Chairman of the         February 14, 1996
W.J. Sanders III                       Board and Chief
                                       Executive Officer
                                       (Principal Executive
                                       Officer)


   Signature                             Title                 Date
   ---------                             -----                 ----

--------------------------------       Vice Chairman of the    February __, 1996
Anthony B. Holbrook                    Board

/s/ RICHARD PREVITE
--------------------------------       Director, President     February 13, 1996
Richard Previte                        and Chief Operating
                                       Officer

/s/ S. ATIQ RAZA
--------------------------------       Director, Vice          February 13, 1996
S. Atiq Raza                           President and Chief
                                       Technical Officer


--------------------------------       Director                February __, 1996
Friedrich Baur

/s/ CHARLES M. BLALACK
--------------------------------       Director                February 13, 1996
Charles M. Blalack

/s/ R. GENE BROWN
--------------------------------       Director                February 13, 1996
R. Gene Brown

--------------------------------       Director                February __, 1996
Joe L. Roby

/s/ LEONARD SILVERMAN
--------------------------------       Director                February 13, 1996
Leonard Silverman

/s/ MARVIN D. BURKETT
--------------------------------       Senior Vice             February 13, 1996
Marvin D. Burkett                      President, Chief
                                       Financial and
                                       Administrative
                                       Officer and
                                       Treasurer (Principal
                                       Financial Officer
                                       and Principal
                                       Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.                           Exhibit Name
-------                       ------------
5         Opinion of Counsel; Bronson, Bronson & McKinnon
23.1      Consent of Ernst & Young LLP, Independent Auditors
23.2      Consent of Counsel (See Exhibit 5)
24        Power of Attorney (see signature pages)
99.1      1995 Stock Plan of NexGen, Inc., as amended
99.2      Advanced Micro Devices, Inc. 1991 Employee Stock
          Purchase Plan
